Exhibit 99.1

ICON INCOME FUND

TEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2011

LETTER FROM THE CEOs	As of May 16, 2012

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the year ended December 31, 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2011, Fund Ten was in its liquidation period.  During the liquidation period, distributions generated from net rental and loan income and proceeds from equipment sales generally fluctuate as remaining leases and loans come to maturity or equipment is sold.  During the 2011 calendar year, we made distributions in the aggregate amount of $5,681,879.

During the fourth quarter of 2011, we continued to liquidate our assets and, on December 1, 2011, we sold our shares in Pretel Group Limited to Catwise Limited. We initially invested approximately $13,945,000 to purchase the equipment, and, during the term of this investment, we collected approximately $16,693,000 in rental, dividend and sale proceeds.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Ten’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

2011 Annual Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Annual Portfolio Overview for 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period, you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transaction

•
On May 2, 2012, the term loan to affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”) was satisfied in full prior to its maturity date.  Our initial investment was approximately $3,868,000 and, during the term of this investment, we collected approximately $5,074,000 in loan proceeds.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2011, our portfolio consisted primarily of the following investments.

•
A 35.70% interest in the Eagle Carina, an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires in November 2013.

•
A 35.70% interest in the Eagle Corona, an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

•
We made a term loan to affiliates of Northern Leasing in the amount of approximately $3,868,000.  The loan was secured by various pools of leases for point of sale equipment and a limited guaranty from Northern Leasing of up to 10% of the loan amount.  The loan accrued interest at rates ranging from 9.47% to 9.90% per year, was scheduled to mature at various dates through February 2013, and, as discussed above, was satisfied prior to its maturity date.

•
Two container vessels, the Dubai Star (f/k/a the ZIM Korea) and the China Star (f/k/a the ZIM Canada), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. through March 31, 2016 and March 31, 2017, respectively.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  We satisfied all of the non-recourse loan obligations with respect to the container vessels and, as a result, all charter hire payments are being paid directly to us.

10% Status Report

As of December 31, 2011, the China Star, the Dubai Star, the Eagle Carina and the Eagle Corona each individually constituted at least 10% of the aggregate purchase price of our investment portfolio. All of the vessels are scheduled to remain on bareboat charter during the 2012 calendar year.

As of December 31, 2011, the bareboat charters for the China Star and the Dubai Star had sixty-three and fifty-one monthly payments remaining, respectively, while the bareboat charters for the Eagle Carina and the Eagle Corona each had twenty-three monthly payments remaining. To the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the liquidation period, distributions fluctuate as leases mature and assets are sold.  From the inception of the offering period through December 31, 2011, we have made 101 cash distributions to our members. During the year ended December 31, 2011, we paid our members $5,681,879 in cash distributions. As of December 31, 2011, a $10,000 investment made at the initial closing would have received $6,612 in cumulative distributions.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2011	$4,155,046	$-	$1,526,833	$-	$5,681,879

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $56,819, $132,131 and $128,760 for the years ended December 31, 2011, 2010 and 2009, respectively. Additionally, our Manager’s interest in our net (loss) income was ($77,747), $62,058 and $62,185 for the years ended December 31, 2011, 2010 and 2009, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

Entity	Capacity	Description	2011	2010	2009
ICON Capital Corp.	Manager	Management fees (1)	$564,350	$785,037	$1,246,713
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (1)	$735,260	$850,157	$1,090,870

(1) Amount charged directly to operations.

At December 31, 2011 and 2010, we had a net payable of $111,615 and $171,156, respectively, due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$6,171,596	$2,740,590
Current portion of net investment in finance leases	-	616,088
Current portion of notes receivable	422,568	-
Service contracts receivable	-	441,742
Other current assets	38,341	868,810

Total current assets	6,632,505	4,667,230

Non-current assets:
Net investment in finance leases, less current portion	40,016,172	35,901,863
Fixed assets (less accumulated depreciation of $0 and $3,909,365, respectively)	-	2,804,715
Notes receivable, less current portion	20,097	-
Investments in joint ventures	8,378,185	24,531,251
Investments in unguaranteed residual values	-	128,368
Other non-current assets, net	25,717	101,328

Total non-current assets	48,440,171	63,467,525

Total Assets	$55,072,676	$68,134,755

Liabilities and Equity

Current liabilities:
Due to Manager and affiliates	$111,615	$171,156
Accrued expenses	162,530	328,022
Accrued tax liability	357,211	-
Other current liabilities	45,205	1,695,215

Total Liabilities	676,561	2,194,393

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	55,278,766	68,395,072
Manager	(754,060)	(621,572)
Accumulated other comprehensive loss	(148,725)	(1,964,780)

Total Members' Equity	54,375,981	65,808,720

Noncontrolling Interests	20,134	131,642

Total Equity	54,396,115	65,940,362

Total Liabilities and Equity	$55,072,676	$68,134,755

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010	2009
Revenue:
Rental income	$491,946	$5,304,454	$13,809,718
Finance income	6,356,297	5,658,091	1,304,824
Servicing income	4,277,587	5,400,001	5,716,849
(Loss) income from investments in joint ventures	(8,762,029)	2,816,703	3,830,195
Net gain on sales of equipment and unguaranteed residual values	854,915	1,664,768	1,550,884
Gain on sale of equity interest in Pretel	1,917,549	-	-
Interest and other income	442,036	245,835	732,995

Total revenue	5,578,301	21,089,852	26,945,465

Expenses:
Management fees - Manager	564,350	785,037	1,246,713
Administrative expense reimbursements - Manager	735,260	850,157	1,090,870
General and administrative	6,766,494	7,149,763	7,088,632
Interest	18,809	45,419	216,410
Loss on guaranty	-	842,030	-
Depreciation and amortization	1,402,745	4,738,662	9,018,997
Impairment loss	3,976,983	45,886	1,697,539

Total expenses	13,464,641	14,456,954	20,359,161

Net (loss) income	(7,886,340)	6,632,898	6,586,304

Less: Net (loss) income attributable to noncontrolling interests	(111,640)	427,082	367,758

Net (loss) income attributable to Fund Ten	$(7,774,700)	$6,205,816	$6,218,546

Net (loss) income attributable to Fund Ten allocable to:
Additional Members	$(7,696,953)	$6,143,758	$6,156,361
Manager	(77,747)	62,058	62,185

	$(7,774,700)	$6,205,816	$6,218,546

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,211	148,222

Net (loss) income attributable to Fund Ten per weighted
average additional share of limited liability company interests	$(51.93)	$41.45	$41.53

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
	Additional Shares			Other	Total
	of Limited Liability	Additional		Comprehensive	Members'	Noncontrolling	Total
	Company Interests	Members	Manager	(Loss) Income	Equity	Interests	Equity
Balance, December 31, 2008	148,231	$81,937,867	$(484,924)	$(3,145,791)	$78,307,152	$2,173,984	$80,481,136

Comprehensive income:
Net income	-	6,156,361	62,185	-	6,218,546	367,758	6,586,304
Change in valuation of interest
rate swap contracts	-	-	-	306,488	306,488	-	306,488
Currency translation adjustments	-	-	-	959,384	959,384	-	959,384
Total comprehensive income	-	-	-	1,265,872	7,484,418	367,758	7,852,176
Shares of limited liability company
interests redeemed	(20)	(14,798)	-	-	(14,798)	-	(14,798)
Acquisition of noncontrolling interest	-	-	-	-	-	714,780	714,780
Cash distributions	-	(12,747,182)	(128,760)	-	(12,875,942)	(1,225,399)	(14,101,341)

Balance, December 31, 2009	148,211	75,332,248	(551,499)	(1,879,919)	72,900,830	2,031,123	74,931,953

Comprehensive income:
Net income	-	6,143,758	62,058	-	6,205,816	427,082	6,632,898
Change in valuation of interest
rate swap contracts	-	-	-	47,876	47,876	-	47,876
Currency translation adjustments	-	-	-	(132,737)	(132,737)	-	(132,737)
Total comprehensive income	-	-	-	(84,861)	6,120,955	427,082	6,548,037
Cash distributions	-	(13,080,934)	(132,131)	-	(13,213,065)	(2,326,563)	(15,539,628)

Balance, December 31, 2010	148,211	68,395,072	(621,572)	(1,964,780)	65,808,720	131,642	65,940,362

Comprehensive loss:
Net loss	-	(7,696,953)	(77,747)	-	(7,774,700)	(111,640)	(7,886,340)
Change in valuation of interest
rate swap contracts	-	-	-	191,674	191,674	-	191,674
Currency translation adjustments	-	-	-	991	991	(53)	938
Total comprehensive loss	-	-	-	192,665	(7,582,035)	(111,693)	(7,693,728)
Investment by noncontrolling interest in subsidiary		(611,132)	(6,173)		(617,305)	775,944	158,639
Stock based compensation in subsidiary		816,839	8,251		825,090	275,030	1,100,120
Sale of subsidiary				1,623,390	1,623,390	(258,160)	1,365,230
Cash distributions	-	(5,625,060)	(56,819)	-	(5,681,879)	(792,629)	(6,474,508)

Balance, December 31, 2011	148,211	$55,278,766	$(754,060)	$(148,725)	$54,375,981	$20,134	$54,396,115

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net (loss) income	$(7,886,340)	$6,632,898	$6,586,304
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	-	-	(4,386,104)
Finance income	(6,396,297)	(5,658,091)	(1,304,824)
Loss (income) from investments in joint ventures	8,762,029	(2,816,703)	(3,830,195)
Net gain on sales of equipment and unguaranteed residual values	(854,915)	(1,664,768)	(1,550,884)
Net gain on sale of equity interest in Pretel	(1,917,549)	-	-
Depreciation and amortization	1,402,745	4,738,662	9,018,997
Stock based compensation expense	1,100,120	-	-
Gain on bargain purchase	-	-	(440,681)
Impairment loss	3,976,983	45,886	1,697,539
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	-	196,304
Loss on financial instruments	70,669	8,702	-
Changes in operating assets and liabilities:
Collection of finance leases	2,858,076	3,388,964	1,083,263
Restricted cash	-	-	226,882
Service contracts receivable	128,677	108,354	241,447
Other assets, net	(363,424)	(576,046)	(1,896,602)
Due to Manager and affiliates	(26,746)	41,304	(212,390)
Accrued expenses	(165,492)	175,215	36,423
Accrued tax liability	357,211	-	-
Other current liabilities	(102,194)	265,322	(464,830)
Deferred revenue	-	(241,851)	37,480
Distributions from joint ventures	332,437	472,383	1,742,027

Net cash provided by operating activities	1,315,990	4,920,231	6,780,156

Cash flows from investing activities:
Purchase of equipment	-	(3,236)	(32,033)
Proceeds from sales of equipment and unguaranteed residual values	1,598,127	7,952,846	4,194,070
Proceeds from sale of equity interest in Pretel, net of cash included in sale	4,090,253	-	-
Principal repayment on notes receivable	785,628	-	-
Cash received in connection with business acquisition	-	-	576,781
Investment in joint ventures	(8,158)	-	-
Distributions received from joint ventures in excess of profits	2,053,428	3,114,137	4,226,051

Net cash provided by investing activities	8,519,278	11,063,747	8,964,869

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	-	1,350,000	2,285,000
Repayments of revolving line of credit, recourse	-	(1,450,000)	(2,185,000)
Proceeds from sale of subsidiary shares	158,639
Repayments of non-recourse long-term debt	-	-	(2,817,772)
Cash distributions to members	(5,681,879)	(13,213,065)	(12,875,942)
Shares of limited liability company interests redeemed	-	-	(14,798)
Distributions to noncontrolling interests	(792,629)	(2,326,563)	(1,225,399)

Net cash used in financing activities	(6,315,869)	(15,639,628)	(16,833,911)

Effects of exchange rates on cash and cash equivalents	(88,393)	(31,818)	(267,850)

Net increase (decrease) in cash and cash equivalents	3,431,006	312,532	(1,356,736)
Cash and cash equivalents, beginning of the year	2,740,590	2,428,058	3,784,794

Cash and cash equivalents, end of the year	$6,171,596	$2,740,590	$2,428,058

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$-	$-	$4,386,104
Transfer from investment in joint ventures to notes receivable	$1,251,414	$-	$-
Transfer from net investment in finance leases to equipment	$-	$-	$6,829,746
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$-	$-	$52,722
Transfer from leased equipment at cost to net investment in
finance leases	$-	$2,440,135	$30,891,185

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.